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                                                                    EXHIBIT 23.1


            [LETTERHEAD OF KARLINS, ARNOLD & CORBITT APPEARS HERE]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the application of our report which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated March 26, 1999, included in the Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ Karlins, Arnold & Corbitt, P.C.
KARLINS, ARNOLD & CORBITT P.C.

Houston, Texas
March 26, 1999